Exhibit 10.19

January 29, 2007

Information Services Group
    Four Stamford Plaza
    107 Elm Street
    Stamford, CT 06902

Deutsche Bank Securities Inc.
    60 Wall Street, 4th Floor
    New York, New York 10005

Morgan Joseph & Co. Inc.
    600 Fifth Avenue, 19th Floor
    New York, New York 10020

Lazard Capital Markets LLC
    30 Rockefeller Plaza
    New York, New York 10020

  Re:
  Initial Public Offering

Ladies and Gentlemen:

        This letter is intended to amend and restate in its entirety that certain letter agreement, dated January 8, 2007, which I previously delivered to you.

        The undersigned officer, director and holder of common stock, par value $0.001 per share ("Common Stock"), of Information Services Group, Inc. (the "Company"), in consideration of Deutsche Bank Securities Inc., Morgan Joseph & Co. Inc. and Lazard Capital Markets LLC (together, the "Underwriters") agreeing to act as lead underwriters in connection with the initial public offering of the securities of the Company ("IPO"), hereby agrees as follows:

        1.    Agreements of Stockholders

          (a)   The undersigned hereby waives any right to receive distributions (other than with respect to Common Stock or any shares of Common Stock underlying units the undersigned may purchase in connection with the IPO or in the after market) upon the liquidation of the Trust Fund (as defined in the Certificate of Incorporation of the Company (as amended, the "Certificate"; capitalized terms used herein but not defined herein have the meaning set forth in the Certificate)), or as part of any plan of dissolution and distribution required in the event the Company does not consummate a Business Combination by the Termination Date.

          (b)   The undersigned hereby waives any right set forth in the Certificate to demand conversion of the undersigned's shares of Common Stock into cash (other than with respect to Common Stock or any shares of Common Stock underlying units the undersigned may purchase in connection with the IPO or in the after market) in the event a Business Combination is approved by the Company's stockholders.

          (c)   In connection with the stockholder vote required to approve a Business Combination, the undersigned shall vote any shares of Common Stock then owned by the undersigned in accordance with the majority of the shares of Common Stock voted by the Company's public stockholders. In connection with the stockholder vote for the Company's plan of dissolution and distribution, if any, required as a result of the Company's failure to consummate a Business Combination by the Termination Date, the undersigned shall vote any shares of Common Stock then owned by the undersigned in favor of such dissolution and distribution.

          (d)   The undersigned and any affiliate of the undersigned will not be entitled to receive from the Company, and will not accept from the Company, any compensation (including finder's or consulting fees) for services rendered to the Company prior to or in connection with the consummation of a Business Combination (except as described in the registration statement filed with and declared effective by the Securities and Exchange Commission in connection with the IPO (the "Registration Statement").

          (e)   The undersigned will escrow the shares of Common Stock owned by the undersigned immediately prior to the IPO pursuant to a stock escrow agreement until the earliest of (i) one year from the completion of a Business Combination, (ii) the Company's liquidation and (iii) the consummation of a business combination which results in all of the Company's stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company's consummating a Business Combination.

          (f)    The undersigned further agrees that he shall not hypothecate, donate, encumber or otherwise dispose of any interest in the membership interests of Oenoke Partners, LLC until the earliest of (i) one year from the completion of a Business Combination, (ii) the Company's liquidation and (iii) the consummation of a business combination which results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the Company's consummating a Business Combination.

        2.    Agreements of Directors and Officers

          (a)   In the event that the Company does not consummate a Business Combination by the Termination Date, in the event the undersigned is a director of the Company, the undersigned, in his capacity as a Director of the Company, (i) acknowledges the requirement set forth in the Certificate that the Board of Directors of the Company shall adopt, within 15 days after the Termination Date, a resolution finding the dissolution of the Company advisable and provide notices to the Company's stockholders as required by § 275(a) of the Delaware General Corporate Law as soon as reasonably practicable thereafter and (ii) will take all reasonable actions within the undersigned's power to effect such dissolution of the Company under the circumstances contemplated by the Certificate provided that at the time of such liquidation and dissolution the undersigned is a director.

          (b)   In order to minimize potential conflicts of interest which may arise from multiple affiliations, in the event the undersigned is an officer of the Company, the undersigned, in his capacity as an officer of the Company, agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned is not an officer of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

          (c)   The undersigned intends to be the Chairman and Chief Executive Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned's biographical information set forth in the Registration Statement is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Director's and Officer's Questionnaire furnished to the Company in connection with the Registration Statement is true and accurate in all respects. The undersigned represents and warrants that, except as disclosed in the undersigned's Director's and Officer's Questionnaire:

                i.  the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

               ii.  the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and is not currently a defendant in any such criminal proceeding; and

              iii.  the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

          (d)   The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as the Chairman of the Board and Chief Executive Officer.

        3.    Reimbursement of Vendor Obligations

        If the Trust Fund is liquidated before completion of a Business Combination, the undersigned agrees to reimburse the Company for the Company's Vendor and Prospective Target Business Obligations. For purposes of this paragraph, "Vendor and Prospective Target Business Obligations" shall mean the debts of the Company (i) to vendors from whom the Company does not obtain a valid and enforceable waiver of such vendor's rights against or claims to the Trust Fund for services rendered or products sold to the Company and (ii) to prospective target businesses from whom the Company does not obtain a valid and enforceable waiver of such prospective target business' rights against or claims to the Trust Fund, in either such case in excess of the net proceeds of the IPO not held in the Trust Fund at the time of its liquidation, to the extent that such debts or obligations (a) actually reduce the amount of funds in the Trust Fund that are distributable to the Company's stockholders and (b) are not reimbursed by any insurance procured by the Company to cover such claims made against the Trust Fund. For the avoidance of doubt, Vendor and Prospective Target Business Obligations do not include (x) any debts or obligations to vendors that do not represent service fees (and related disbursements) or product purchase prices but relate to a potential tort claim, or (y) any debts or obligations owed to any third party entity that is neither a vendor nor a prospective target business.

        4.    Miscellaneous

          (a)   The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

          (b)   This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a "Proceeding") shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Underwriters and appoint a substitute agent acceptable to the Underwriters within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

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        IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

By:	/s/ MICHAEL P. CONNORS Michael P. Connors